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                                                                     EXHIBIT 5.1
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[COOLEY GODWARD LLP LETTERHEAD]

July __, 2003

URS Corporation
600 Montgomery Street, 25th Floor
San Francisco, CA 94111-2727

RE:      URS CORPORATION: REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentleman:

We have acted as counsel to URS Corporation, a Delaware corporation (the "Company"), in connection with the registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), filed by the Company and certain of the Company's subsidiaries which are co-registrants thereto (the "Co-Registrants), relating to:

-    shares of common stock, par value $0.001, of the Company (the "Common
     Stock");

- one or more series of preferred stock, par value $0.001 per share, of the Company (the "Preferred Stock");

- depositary shares (the "Depositary Shares") evidenced by depositary receipts (the "Depositary Receipts") representing fractional shares of Preferred Stock that may be issued pursuant to a deposit agreement (the "Deposit Agreement"), to be dated on or about the date of the first issuance of Depositary Shares thereunder, between the Company and a depositary, to be filed as Exhibit 4.27 to the Registration Statement.

- subordinated debt securities, in one or more series (the "Subordinated Debt Securities"), which may be, as to the Company's obligations thereunder, fully and unconditionally guaranteed by the Co-Registrants (the "Subordinated Debt Guarantees") to the extent set forth in any indentures governing the Subordinated Debt Securities (the "Subordinated Indentures") to be dated on or about the date of the first issuance of Subordinated Debt Securities thereunder, between the Company, the Co-Registrants and U.S. Bank, National Association, as trustee (the "Trustee"), to be filed as
     Exhibit 4.26 to the Registration Statement;

- senior debt securities, in one or more series (the "Senior Debt Securities" and, together with the Subordinated Debt Securities, the "Debt Securities"), which may be, as to the Company's obligations thereunder, fully and unconditionally guaranteed by the Co-Registrants (the "Senior Debt Guarantees" and, together with the Subordinated Debt Guarantees, the "Guarantees") to the extent set forth in any indentures governing the Senior Debt Guarantees (the "Senior Indentures") to be dated on or about the date of the first issuance of Senior Debt Securities thereunder, between the Company, the Co-Registrants and the Trustee, to be filed

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URS Corporation
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     as Exhibit 4.25 to the Registration Statement;

- warrants to purchase Common Stock, Preferred Stock, Depositary Shares, Senior Debt Securities and/or Subordinated Debt Securities (the "Warrants"), which may be issued pursuant to a warrant agreement to be dated on or about the date of the first issuance of the Warrants thereunder (the "Warrant Agreement"), between the Company and a bank or trust company as warrant agent (the "Warrant Agent");

The Common Stock, the Preferred Stock, the Depositary Shares, the Subordinated Debt Securities, the Senior Debt Securities, the Guarantees and the Warrants are collectively referred to herein as the "Securities." The Securities are being registered for offering and sale from time to time pursuant to Rule 415 under the Securities Act. The aggregate public offering price of the Securities being registered is $250,000,000, including up to $175,000,000 in aggregate initial offering price of Common Stock that may be sold by certain selling stockholders identified in the Registration Statement in connection with the Registration Statement ("Selling Stockholder Shares").

In connection with this opinion, we have examined and relied upon the originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon certificates of the officers of the Company and have not sought to independently verify such matters.

In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents. With respect to our opinion as to the Common Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock is authorized and reserved or available for issuance and that the cash consideration for the issuance and sale of such shares of Common Stock (or Preferred stock or Debt Securities convertible into Common Stock) is not less than the par value of the Common Stock. With respect to our opinion as to the Preferred Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Preferred Stock is authorized, designated and reserved or available for issuance and that the cash consideration for the issuance and sale of such shares of Preferred Stock (or Debt Securities convertible into Preferred Stock) is not less than the par value of the Preferred Stock.

Our opinion herein is expressed solely with respect to the federal laws of the United States, the internal laws of the State of California, the Delaware General Corporation Law and, as to the Debt Securities constituting valid and legally binding obligations of the Company, the laws of

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the State of New York. We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof, and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that:

1. With respect to the Common Stock offered under the Registration Statement by the Company (the"Company Shares"), provided that (i) the issuance of the Company Shares has been duly authorized by all necessary corporate action on the part of the Company; (ii) the issuance and sale of the Company Shares does not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and complies with any requirement imposed by any court or governmental body having jurisdiction over the Company; and (iii) the certificates for the Company Shares have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the Company Shares, when issued and sold in accordance with a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Preferred Stock or convertible Debt Securities under the Senior Indenture or the Subordinated Indenture, as applicable, or upon exercise of any Offered Warrants (as defined below) under
the Warrant Agreement, will be duly    authorized, validly issued, fully paid
and nonassessable.

2. The Selling Stockholder Shares are validly issued, fully paid and nonassessable.

3. With respect to the Preferred Stock offered under the Registration Statement, provided that (i) the issuance of the Preferred Stock has been duly authorized by all necessary corporate action on the part of the Company; (ii) the issuance and sale of the Preferred Stock does not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and complies with any requirement imposed by any court or governmental body having jurisdiction over the Company; and (iii) the certificates for the Preferred Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the shares of Preferred Stock, when issued and sold in accordance with a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Debt Securities under the Senior Indenture or the Subordinated Indenture, as applicable, or upon exercise of any Offered Warrants under the Warrant Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

4. With respect to the Depositary Shares offered under the Registration Statement, provided that (i) the issuance of the Depositary Shares has been duly authorized by all necessary corporate action on the part of the Company; (ii) the issuance and sale of the Depositary Shares does not violate any applicable law or result in a default under or breach of any agreement or instrument

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binding upon the Company and complies with any requirement imposed by any court or governmental body having jurisdiction over the Company; and (iii) the Depositary Receipts evidencing the Depositary Shares have been duly executed by the Company, countersigned by the depositary therefor in accordance with the Deposit Agreement and duly delivered to the purchasers thereof against payment therefor, then the Depositary Shares, when issued and sold in accordance with a duly authorized, executed and delivered deposit agreement, will be duly authorized, validly issued, fully paid and nonassessable.

4. With respect to any series of the Debt Securities and related Guarantees issued under the Subordinated Indenture or the Senior Indenture, as applicable, and offered under the Registration Statement (the "Offered Debt Securities"), provided that (i) the Subordinated Indenture or Senior Indenture, as applicable, has been duly authorized by the Company and the Trustee by all necessary corporate action; (ii) the Subordinated Indenture or the Senior Indenture, as applicable, in substantially the form filed as an exhibit to the Registration Statement, has been duly executed and delivered by the Company and the Trustee; (iii) the issuance and terms of the Offered Debt Securities have been duly authorized by the Company by all necessary corporate action; (iv) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Subordinated Indenture or Senior Indenture, as applicable, so as not to violate any applicable law, the certificate of incorporation or bylaws of the Company, or result in a default under or breach of any agreement or instrument binding the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (v) the Offered Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee pursuant to the Subordinated Indenture or Senior Indenture, as applicable, and delivered against payment therefor, then the Offered Debt Securities, when issued and sold in accordance with the Subordinated Indenture and Senior Indenture, as applicable, and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company and the Co-Registrants, enforceable against the Company and the Co-Registrants in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

5. With respect to the Warrants issued under the Warrant Agreement and offered under the Registration Statement (the "Offered Warrants"), provided that
(i) the Warrant Agreement has been duly authorized by the Company and the Warrant Agent by all necessary corporate action; (ii) the Warrant Agreement, has been duly executed and delivered by the Company and the Warrant Agent; (iii) the issuance and terms of the Offered Warrants have been duly authorized by the Company by all necessary corporate action; (iv) the terms of the Offered Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement so as not to violate any applicable law, the certificate of incorporation or bylaws of the Company, or

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result in a default under or breach of any agreement or instrument binding the
Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (v) the Offered Warrants have been duly executed and delivered by the Company and authenticated by the Warrant Agent pursuant to the Warrant Agreement and delivered against payment therefor, then the Offered Warrants, when issued and sold in accordance with the Warrant Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

These opinions rendered herein are only as of the date hereof and we undertake no obligation to update these opinions. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.

Very truly yours,

COOLEY GODWARD LLP

By:
   -----------------------------------------
        Samuel M. Livermore